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                                                                     Exhibit 3.2

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                                CERES GROUP, INC.
                           (AS AMENDED, MAY 19, 2004)
                                    ARTICLE I
                                  STOCKHOLDERS

         Section 1.1. Annual Meeting. An annual meeting of stockholders will be held for the election of directors at such date, time and place, either within or without the State of Delaware, as may be designated by resolution of the Board of Directors of the Corporation (the "Board"). Any other proper business may be transacted at the annual meeting.

         Section 1.2. Special Meetings. Special meetings of stockholders for any purpose or purposes may be called at any time by the Chairman of the Board, if any, the President of the Corporation, a majority of the members of the Board, or the holders of a majority of the issued and outstanding Common Shares of the Corporation. The business transacted at any special meeting shall be limited to the purposes stated in the notice of such meeting.

         Section 1.3. Notice of Meetings. Written notice of every meeting of stockholders will be given, not less than ten nor more than sixty days before the date of the meeting by or at the direction of the Chairman of the Board, if any, the President, the Secretary or such other person as the Board may appoint, to each stockholder entitled to vote at such meeting. The notice will include the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. If mailed, notice will be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder's address as it appears on the records of the Corporation.

         Section 1.4. Waiver of Notice of Meetings of Stockholders. Any written waiver of notice signed by a stockholder entitled to notice will be deemed equivalent to notice. Attendance of a stockholder at a meeting constitutes a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the basis that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the stockholders, need be specified in any written waiver of notice.

         Section 1.5. Adjournments. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such reconvened meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the reconvened meeting the Corporation may transact any business which could have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the reconvened meeting, a



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notice of the reconvened meeting will be given to each stockholder of record entitled to vote at the meeting.

         Section 1.6. Quorum. Except as otherwise provided by the Delaware General Corporation Law, as in effect from time to time (the "Delaware General Corporation Law"), the Certificate of Incorporation of the Corporation, as in effect from time to time (the "Certificate of Incorporation") or these Bylaws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes that could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting will be necessary and sufficient to constitute a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, will neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing does not limit the right of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

         In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in
Section 1.5 of these Bylaws until a quorum attends.

         Section 1.7. Organization of Meetings. Meetings of stockholders will be presided over by the Chairman of the Board, if any, or in his or her absence by the President, or in the absence of the foregoing persons by a chairman chosen by the stockholders at the meeting. The Secretary will act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 1.8. Action by Vote. Except as otherwise provided by the Delaware General Corporation Law or the Certificate of Incorporation, each stockholder entitled to vote at any meeting of stockholders will be entitled to one vote for each share of stock held by such stockholder that has voting power upon the matter in question.

         At all meetings of stockholders for the election of directors, a plurality of the votes cast will be sufficient to elect. All other elections, proposals and questions will, unless otherwise provided by the Delaware General Corporation Law, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock entitled to vote thereon which are present in person or represented by proxy at the meeting.

         Voting at meetings of stockholders need not be by written ballot.

         Section 1.9. Representation by Proxy. Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy. A duly executed proxy will be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation prior to the taking of a vote.

         Section 1.10. Inspectors of Election. The Board in advance of any meeting of stockholders shall appoint one or more Inspectors of Election to act at the meeting or any adjournment of the meeting. Each Inspector of Election, before entering upon the discharge of



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his or her duties, must take and sign an oath faithfully to execute the duties of Inspector of Election at such meeting with strict impartiality and according to the best of his or her ability. Inspectors of Election will take charge of the polls and, when the vote is completed, will make a certificate of the result of the vote taken and of such other facts as may be required by the Delaware General Corporation Law. The Inspectors of Election may appoint or retain other persons or entities to assist them in the performance of their duties as inspectors.

         Section 1.11. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date will not precede the date upon which the resolution fixing the record date is adopted by the Board and which record date:

          (a) in the case of determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, will, unless otherwise required by applicable law, not be more than sixty nor less than ten days before the date of such meeting;

          (b) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, will not be more than ten days from the date upon which the resolution fixing the record date is adopted by the Board; and

          (c) in the case of any other action, will not be more than sixty days prior to such other action.

         If no record date is fixed:

          (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders will be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held;

          (b) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board is required by applicable law, will be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, or, if prior action by the Board is required by applicable law, will be at the close of business on the day on which the Board adopts the resolution taking such prior action; and

          (c) the record date for determining stockholders for any other purpose will be at the close of business on the day on which the Board adopts the resolution relating thereto.

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         A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders will apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the reconvened meeting.

         Section 1.12. List of Stockholders Entitled to Vote. The officer or agent responsible for maintaining the stock ledger of the Corporation shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the same city in which the meeting is to be held, which place will be specified in the notice of the meeting, or, if a difference location is not specified, at the place where the meeting is to be held. The list will also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. Upon the willful neglect or refusal of the directors to produce such a list at any meeting for the election of directors, they will be ineligible for election to any office at such meeting. The stock ledger will be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

         Section 1.13. Action by Written Consent of Stockholders. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing.

         Section 1.14. Stockholder Director Nominations. Stockholders may nominate one or more persons for election as directors at the annual meeting of stockholders, only if the stockholder has given timely notice in proper written form of the stockholder's intent to make a nomination or nominations (the "Notice").

         To be timely, a Notice must be delivered to the Chairman of the Nominating and Governance Committee of the Board, or if there is no such committee, the committee of the Board responsible for director nominations, at the Corporation's principal executive offices not less than 120 or more than 180 days before the first anniversary of the date on which the Corporation first mailed its proxy materials for the previous year's annual meeting of stockholders. However, if the Corporation did not hold an annual meeting the previous year, or if the date of the present year's annual meeting has been changed by more than 30 days from the date of the previous year's meeting, then the Notice must be received a reasonable time before the Corporation begins to print and mail its proxy materials.

         To be in proper form, a Notice must be in writing and must include: (i) the name and address of the stockholder who intends to make the nomination(s) and the person(s) to be nominated; (ii) a representation that the stockholder is a holder of record of the stock of the Corporation, how many shares of stock the stockholder holds beneficially, that the stockholder intends to vote his or her stock at the meeting and intends to appear in person or by proxy at the meeting to nominate the person(s) specified in the Notice; (iii) a description of all arrangements


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or understandings between the stockholder and each nominee or any other person(s) (naming such person(s)) pursuant to which the nomination(s) are to be made by the stockholder; (iv) all other information regarding each nominee that would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, had the nominee been nominated by the Board; and (v) the consent of each nominee to serve as a director of the Corporation if elected. The Board may, in its discretion, request additional information after receiving a Notice.

         The chairman of a meeting of stockholders may refuse to acknowledge the nomination of any person not made in compliance with these procedures. In addition, a stockholder must also comply with all applicable requirements of the Exchange Act and related rules and regulations. Nothing in this Section 1.14 grants any stockholder a right to have any nominee included in the Corporation's proxy statement.


                                   ARTICLE II
                               BOARD OF DIRECTORS

         Section 2.1. Powers. Subject to applicable provisions of the Delaware General Corporation Law and any limitations in the Certificate of Incorporation or these Bylaws, the Board will manage the business and affairs of the Corporation and exercise all corporate powers.

         Section 2.2.  Number.  The Board will consist of nine members.

         Notwithstanding anything contained in these Bylaws to the contrary, this Section 2.2 shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of all capital stock entitled to vote at a stockholders' meeting duly called for such purpose.

         Section 2.3.  Election; Resignation; Removal; Vacancies.

          (a) The Corporation has elected, and the stockholders have approved at the 2002 Annual Meeting of Stockholders, to divide the Board of Directors of the Corporation into no more than three designated classes. Each class shall have one-third of the total directors, but in no event more than a combined total of nine directors in accordance with Section 2.2 above. Beginning at the 2002 Annual Meeting, the Class I directors shall be elected to hold office for a term expiring at the next succeeding annual meeting, Class II directors shall be elected to hold office for a term expiring at the second succeeding annual meeting and Class III directors shall be elected to hold office for a term expiring at the third succeeding annual meeting. Thereafter, only one class of stockholders will be up for re-election at any annual meeting of stockholders and each class of directors will be elected for a three-year term.

          (b) Any director may resign at any time upon written notice to the Corporation.

          (c) Any director may be removed with cause by the vote of the holders of a majority of the shares of stock then entitled to vote in the election of directors.


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          (d)  Any newly created directorship or any vacancy occurring in the
               Board for any cause may be filled by a majority of the remaining members of the Board, although such majority is less than a quorum, or by a plurality of the votes cast at a meeting of stockholders, and each director so elected will hold office until the expiration of the term of office of the director whom he or she has replaced or until his or her successor is elected and qualified.

               Notwithstanding anything contained in these Bylaws to the contrary, this Section 2.3 shall not be altered, amended or repealed except by an affirmative vote of at least two-thirds of the outstanding shares of all capital stock entitled to vote at a stockholders' meeting duly called for such purpose.

         Section 2.4. Regular Meetings. Regular meetings of the Board may be held at such places within or without the State of Delaware and at such times as the Board may determine. Notice of a regular meeting need not be given.

         Section 2.5. Special Meetings. Special meetings of the Board may be held at any time or place within or without the State of Delaware whenever called by any two directors or any executive officer of the Corporation. Notice of a special meeting of the Board will be given by the person or persons calling the meeting at least twenty-four hours before the special meeting.

         Section 2.6. Waiver of Notice of Meetings of Directors. Any written waiver of notice, signed by a director entitled to notice, will be deemed equivalent to notice. Attendance of a director at a meeting will constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of any regular or special meeting of the directors, need be specified in any written waiver of notice.

         Section 2.7. Quorum; Vote Required for Action. At all meetings of the Board a majority of the whole Board will constitute a quorum for the transaction of business. In the absence of a quorum, the directors present at the meeting may, by majority vote, adjourn the meeting until a majority attends. Except in cases in which the Certificate of Incorporation or these Bylaws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present will be the act of the Board.

         Section 2.8. Interested Directors; Quorum. No contract or transaction between the Corporation and one or more of the Corporation's directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of the Corporation's directors or officers are directors or officers, or have a financial interest, will be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if:

          (a) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or


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          (b)  the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

          (c) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof, or the stockholders.

         Interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

         Section 2.9. Organization of Meetings. Meetings of the Board will be presided over by the Chairman of the Board, if any, or in his or her absence by the President, or in their absence by a chairman chosen by the directors at the meeting. The Secretary will act as secretary of the meeting, but in his or her absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

         Section 2.10. Telephonic Meetings Permitted. Members of the Board, or any committee designated by the Board, may participate in a meeting by means of telephonic conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section will constitute presence in person at such meeting.

         Section 2.11. Action by Written Consent of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or such committee, as the case may be, consent in writing, and the writing or writings are filed with the minutes of proceedings of the Board or such committee.

         Section 2.12. Compensation. In the discretion of the Board, the Corporation may pay each director such fees for his or her services as director and reimburse such director for his or her reasonable expenses incurred in the performance of his or her duties as director, as determined by the Board. Nothing contained in this Section may be construed to preclude any director from serving the Corporation in any other capacity and receiving reasonable compensation for such service. Members of any special or standing committees may be allowed like compensation for attending committee meetings.

         Section 2.13. Committees. The Board may, by resolution, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by the Delaware General Corporation Law and to the extent provided in the resolution of the Board, will have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation.

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         Section 2.14. Committee Rules. Unless the Board otherwise provides, each committee designated by the Board may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee will conduct its business in the same manner as the Board conducts its business pursuant to Article II of these Bylaws.


                                   ARTICLE III
                                    OFFICERS

         Section 3.1. Enumeration; Election. The Board will appoint a President, Secretary and Treasurer, and it may, if it so determines, elect a Chairman of the Board from among its members. The Board may also appoint, or empower the President to appoint, such other officers and agents as the business of the Corporation may require. Any number of offices may be held by the same person. The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

         Section 3.2. Term of Office; Resignation; Removal; Vacancies. Each officer will hold office until his or her successor is appointed and qualified or until his or her earlier resignation or removal. Any officer may resign at any time upon written notice to the Corporation. The Board may remove any officer with or without cause at any time, but such removal will be without prejudice to the contractual rights of such officer, if any, with the Corporation. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board.

         Section 3.3. Powers and Duties. The officers of the Corporation will have such powers and duties in the management of the Corporation as may be prescribed in these Bylaws and by the Board and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

         Section 3.4. Compensation. The Board will determine the officers' salaries, and no officer will be prevented from receiving such compensation by reason of the fact that he or she is also a director of the Corporation.


                                   ARTICLE IV
                                      STOCK

         Section 4.1. Certificates. Every holder of stock will be entitled to have a certificate signed by or in the name of the Corporation by two officers of the Corporation, certifying the number of shares owned by such holder in the Corporation. Any or all of the signatures on the certificate may be by facsimile. If any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, then the certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

         Section 4.2. Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates. Upon written request by a stockholder, the Corporation may issue a new certificate of stock in the place of any certificate previously issued by the Corporation, alleged to have been lost, stolen or destroyed. The Corporation may require the owner of the lost, stolen or destroyed certificate,


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or his or her legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

         Section 4.3. Transfer on Books. Subject to the restrictions, if any, stated or noted on the stock certificate, shares of stock may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the stock certificate properly endorsed or accompanied by a written assignment and power of attorney properly executed, and with such proof of the authenticity of signature as the Board or the transfer agent of the Corporation may reasonably require.

         Section 4.4. Registered Stockholders. Except as may be otherwise required by the Delaware General Corporation Law, by the Certificate of Incorporation or by these Bylaws, the Corporation will be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to receive notice and to vote or to give any consent with respect to such stock and to be held liable for such calls and assessments, if any as may lawfully be made on such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been properly transferred on the books of the Corporation.

         It will be the duty of each stockholder to notify the Corporation of such stockholder's current post office address.


                                    ARTICLE V
                                  MISCELLANEOUS

         Section 5.1. Certificate of Incorporation. These Bylaws are subject to the Certificate of Incorporation, and in the case of a conflict, the Certificate of Incorporation controls.

         Section 5.2. Amendment of Bylaws. These Bylaws may be amended or repealed, and new Bylaws made, by the Board or by the stockholders at a meeting duly called for such purpose.

         Section 5.3. Location of Records. The books and records of the Corporation may be kept outside of the State of Delaware at such location or locations as may be designated from time to time by the Board.

         Section 5.4. Fiscal Year. The fiscal year of the Corporation shall be the calendar year, unless otherwise fixed by resolution of the Board.

         Section 5.5. Corporate. The Corporation shall not have a corporate seal.